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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of IDG Books Worldwide, Inc. on Form S-8 of our reports dated March 31, 1998 (May 6, 1998 as to the twelfth paragraph of Note 2, May 22, 1998 as to Note 8 and June 1, 1998 as to the last paragraph on Note 9) and July 6, 1998, appearing in Registration Statement No. 333-53433 of IDG Books Worldwide, Inc. on Form S-1 declared effective on July 27, 1998.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
San Jose, California
November 23, 1998